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                                                                   EXHIBIT 10.28




                    Amendment Number One to Systemed Inc.
                       1993 Employee Stock Option Plan
                       -------------------------------


        This Amendment Number One to the Systemed Inc. 1993 Employee Stock Option Plan ("Plan") is dated as of May 26, 1995.

        1. Except as otherwise provided herein, capitalized terms shall have the same meaning as contained in the Plan.

        2. The maximum aggregate number of Shares which may be optioned and sold under the Plan is Three Million (3,000,000) shares of authorized but unissued Common Stock of the Company.

        3. Except as otherwise provided herein, the terms of the Plan shall remain in full force and effect.



Date approved by shareholder: May 26, 1995